Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent auditors, we hereby consent to the incorporation of our report, dated March 3, 2008, incorporated by reference to the Annual Report on Form 10-KSB for the year ended December 31, 2007 filed by OurPet’s Company and Subsidiaries with the Securities and Exchange Commission (SEC file No. 000-31279.)

S.R. Snodgrass, A.C.
Mentor, Ohio
June 11, 2008